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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in (i) the Registration Statement (Form S-8 No. 33-73550) pertaining to the 1993 Equity Incentive Plan of Wolverine Tube, Inc.; (ii) the Registration Statement (Form S-8 No. 33-73490) pertaining to the 1993 Stock Option Plan for Outside Directors of Wolverine Tube, Inc.; (iii) the Registration Statement (Form S-8 No. 33-87687) pertaining to the Savings Plan of Wolverine Tube, Inc.; (iv) the Registration Statement (Form S-8 No. 333-67958) pertaining to the 1993 Equity Incentive Plan of Wolverine Tube, Inc.; (v) the Registration Statement (Form S-8 No. 333-67968) pertaining to the 1993 Stock Option Plan for Outside Directors of Wolverine Tube, Inc.; (vi) the Registration Statement (Form S-8 No. 333-67972) pertaining to the 2001 Stock Option Plan for Outside Directors of Wolverine Tube, Inc.; and
(vii) the Registration Statement (Form S-8 No. 333-108003) pertaining to the 2003 Equity Incentive Plan of Wolverine Tube, Inc. of our report dated February 26, 2004 with respect to the consolidated financial statements and schedule of Wolverine Tube, Inc., as of December 31, 2003 and for the years ended December 31, 2003 and 2002, included in the Annual Report (Form 10-K) for the year ended December 31, 2004.

                                               /s/ Ernst & Young LLP

March 10, 2005
Birmingham, Alabama